
                                                   INTERSTATE POWER COMPANY

                                              RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Year Ended December 31,
                                                 Nine Months Ended    -----------------------------------------------------
                                                 September 30, 2000      1999       1998       1997      1996       1995
                                                --------------------  -----------------------------------------------------
Net income                                            $21,768          $30,846    $18,757    $29,167    $28,323    $27,656
Income taxes                                           15,910           19,906     11,093     17,685     18,133     19,453
                                                --------------------  -----------------------------------------------------
Net income before income taxes                         37,678           50,752     29,850     46,852     46,456     47,109
                                                --------------------  -----------------------------------------------------

Interest expense                                       11,996           15,121     14,826     15,610     16,472     17,136
Estimated interest component of rent expense              532              644        415        538        431        371
                                                --------------------  -----------------------------------------------------
Fixed charges as defined                               12,528           15,765     15,241     16,148     16,903     17,507
                                                --------------------  -----------------------------------------------------

Earnings as defined                                   $50,206          $66,517    $45,091    $63,000    $63,359    $64,616
                                                ====================  =====================================================

Ratio of Earnings to Fixed Charges                       4.01             4.22       2.96       3.90       3.75       3.69
                                                ====================  =====================================================